Exhibit 10(k)




                            Employment Agreement for
                                   Kim Maguire

                            Circuit City Stores, Inc.

                                  March 1 2002

Circuit City Stores, Inc.
Employment Agreement for Kim Maguire

      This EMPLOYMENT AGREEMENT is made, entered into, and is effective as of the first day of March 2002 (the "Effective Date"), by and between Circuit City Stores, Inc. (the "Company") and Kim Maguire (the "Executive").WHEREAS, the Company desires to employ the Executive as Executive Vice President; and

      WHEREAS, the Company recognizes the Executive's intimate knowledge and experience in the business of the Company, and desires to secure the employment of the Executive in the role of Executive Vice President of the Company.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1. Term of Employment
      The Company hereby agrees to employ the Executive and the Executive hereby accepts employment as Executive Vice President of the Company, in accordance with the terms and conditions set forth herein, for an initial period of three
(3) years, commencing as of the Effective Date of this Agreement, as indicated above; subject, however, to earlier termination as expressly provided herein.

      The initial three (3) year period of employment automatically shall be extended for one (1) additional year at the end of the initial three (3) year term, and then again after each successive year thereafter. However, either party may terminate this Agreement at the end of the initial three (3) year period, or at the end of any successive one (1) year term thereafter, by giving the other party written notice of intent not to renew, delivered at least three
(3) months prior to the end of the initial period or each successive term thereafter. In the event of a Change in Control (as defined in Section 8.2) of the Company, the term of this Agreement shall not be less than two (2) years from the date of the Change in Control.

      The Executive's employment period hereunder ("Employment Period") shall begin on March 1, 2002 and end on March 1, 2005, on which its term expires by reason of an election not to renew by the Company or the Executive ("Expiration Date"), except that if Executive's employment is terminated on a date prior to the Expiration Date ("Effective Date of Termination") pursuant to Article 6 or
Article 8 hereof, the Employment Period shall terminate on said date.

                                       2

Article 2. Position and Responsibilities
      During the term of this Agreement, the Executive agrees to serve as Executive Vice President of the Company. In his capacity as Executive Vice President of the Company, the Executive shall report directly to the CEO and shall have the duties and responsibilities of Executive Vice President, and such other duties and responsibilities not inconsistent with the performance of his duties as Executive Vice President.

Article 3. Standard of Care
      During the term of this Agreement, the Executive agrees to devote substantially his full-time attention and energies to the Company's business. The Executive covenants, warrants, and represents that he shall:

      (a) Devote his full and best efforts to the fulfillment of his employment obligations; and

      (b) Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

      This Article 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made, nor will this article prohibit his serving on the board of directors of a noncompeting company.



Article 4. Compensation and Benefits
      As remuneration for all services to be rendered by the Executive during the Employment Period, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

      4.1. Base Salary. The Company shall pay the Executive a Base Salary in an amount which shall be established and approved by the Compensation Committee of the Board of Directors; provided, however, that such Base Salary shall not be less than dollars $525,000 per year. This Base Salary shall be subject to all appropriate federal and state withholding taxes and payable in accordance with the normal payroll practices of the Company. The Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Compensation Committee, such Base Salary should be increased. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

      4.2. Annual Bonus. In addition to his salary, the Executive shall be entitled to participate in the Company's short-term incentive program, as such program may exist from time to time, with bonus opportunities equal to a minimum of 60% of Base Salary and commensurate with the position of Executive Vice President, as determined at the sole discretion of the Company's Compensation Committee. If so increased, the Annual Bonus Rate as stated above shall, likewise, be increased for all purposes of this Agreement.

                                       3

      4.3. Long-Term Incentives. The Executive shall be eligible to participate in the Company's long-term incentive plan, to the extent that the Board of Directors of the Company or the Compensation Committee, in their discretion, determines is appropriate. The Board of Directors will make its determination consistent with the methodology used by the Company for compensating its senior management employees.

      4.4. Retirement Benefits. The Company shall provide to the Executive participation in all Company pension, insurance, fringe benefit, and executive compensation plans and programs, subject to the eligibility and participation requirements of such plans.

      4.5. Employee Benefits. The Company shall provide to the Executive all benefits, as commensurate with the position of Executive Vice President, but at a minimum not less than those provided by the Company to other senior executives subject to the eligibility requirements and other provisions of such arrangements. Such benefits may include group term life insurance, comprehensive health and major medical insurance, dental and life insurance, and short-term and long-term disability.

      4.6. Perquisites. The Company shall provide to the Executive, at the Company's cost, all perquisites, which are commensurate with the position of Executive Vice President but at a minimum not less than those provided by the Company to other senior executives.

      4.7. Right to Change Plans. By reason of Sections 4.5 and 4.6 herein, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan or perquisite, so long as such changes are similarly applicable to executive employees generally.

Article 5. Expenses
      The Company shall pay or reimburse the Executive for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive's participation is in the best interests of the Company.

Article 6. Employment Terminations
6.1. Termination Due to Retirement or Death. In the event the Executive's employment is terminated while this Agreement is in force, by reason of Retirement (defined as voluntary Normal Retirement under the then established rules of the Company's tax-qualified retirement plan) or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect. In addition all stock grants, except performance based grants in the case of retirement, will become immediately vested and may be exercised by you, your personal representatives, distributees, legatees, or estate at any time before the expiration date of the grant.

                                       4

      The Effective Date of Termination shall be ninety (90) days following the date the Executive provides the Company with written notice that the Executive is terminating employment by reason of Retirement or on the Executive's date of death. Upon the Effective Date of Termination, the Company shall be obligated to pay the Executive or, if applicable, the Executive's estate: (a) any salary that was accrued but not yet paid as of the Effective Date of Termination; (b) the unpaid Annual Bonus, if any, with respect to the calendar year preceding the Effective Date of Termination (such Annual Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under Section 4.2 had there been no termination of the Employment Period); (c) a pro rata share of target Annual Bonus for the calendar year in which the Effective Date of Termination occurs (the calculation by which the Annual Bonus is multiplied by a fraction, the numerator of which is the number of full completed days in the bonus plan year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365)); and (d) all other rights and benefits that the Executive is vested in, pursuant to other plans and programs of the Company

      6.2. Termination Due to Disability. In the event that the Executive terminates employment by reason of Disability (as defined below) during the term of this Agreement and is, therefore, unable to perform his duties herein for more than one hundred eighty (180) total calendar days during any period of twelve (12) consecutive months, or in the event of the CEO's reasonable expectation that the Executive's Disability will exist for more than a period of one hundred eighty (180) calendar days, the Company shall have the right to terminate the Executive's active employment as provided in this Agreement.

      The Effective Date of Termination shall be specified by the CEO in a written notice that shall be delivered to the Executive of the Company's intent to terminate for Disability, but shall be no less than thirty (30) calendar days after the CEO delivers the written notice to the Executive. Upon the Effective Date of Termination, the Company shall be obligated to pay the Executive or, if applicable, the Executive's estate: (a) any salary that was accrued but not yet paid as of the Effective Date of Termination; (b) the unpaid Annual Bonus, if any, with respect to the calendar year preceding the Effective Date of Termination (such Annual Bonus, if any, to be determined in the manner it would have been determined and payable at the time it would have been payable under
Section 4.2 had there been no termination of the Employment Period); (c) a pro rata share of target Annual Bonus for the calendar year in which the Effective Date of Termination occurs (the calculation by which the Annual Bonus is multiplied by a fraction, the numerator of which is the number of full completed days in the bonus plan year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365)); and (d) all other rights and benefits that the Executive is vested in, pursuant to other plans and programs of the Company.

      The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company as contemplated by Article 2 herein, such Disability to be determined by the CEO of the Company upon receipt of and in reliance on competent medical advice from one (1) or more individuals, selected by the CEO, who are qualified to give such professional medical advice.

                                       5

      It is expressly understood that the Disability of the Executive for a period of one hundred eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default, and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement.

      If your employment by the Company terminates because you become disabled all of your outstanding stock grants, including performance based grants, will become immediately vested, effective as of the date of your disability. Then, you, your personal representatives, distributees, or legatees may exercise your grants at any time before the expiration date of the grant.

      6.3. Voluntary Termination by the Executive. The Executive may terminate this Agreement at any time by giving the CEO of the Company written notice of intent to terminate, delivered at least thirty (30) calendar days prior to the Effective Date of Termination that is specified by the Executive in the written notice. Upon the Effective Date of Termination, the Company shall pay the Executive his full Base Salary, at the rate then in effect as provided in
Section 4.1 herein, through the Effective Date of Termination, plus all other benefits to which the Executive has a vested right to at that time (for this purpose, the Executive shall not be paid any Annual Bonus with respect to the fiscal year in which voluntary termination under this Section 6.3 occurs). The Company thereafter shall have no further obligations under this Agreement.

      6.4. Involuntary Termination by the Company Without Cause. At all times during the term of this Agreement, the CEO may terminate the Executive's employment, as provided under this Agreement, at any time, for reasons other than death, Disability, Retirement, or for Cause, by notifying the Executive in writing of the Company's intent to terminate, at least thirty (30) calendar days prior to the Effective Date of Termination that is specified by the Company in the written notice. In addition, the Company's unilateral decision to refrain from renewing the term of this Agreement at the Expiration Date shall be deemed an involuntary termination without Cause.

      Upon the Effective Date of Termination, the Company shall pay to the Executive an amount payable in equal monthly installments over the following twenty-four (24) months equal to the product of two (2) times both the Base Salary and the Executive's target Annual Bonus established for the fiscal year in which the Executive's Effective Date of Termination occurs. The Company shall also pay to the Executive the amount equal to a pro rata share of target Annual Bonus for the calendar year in which the Effective Date of Termination occurs (the calculation by which the Annual Bonus is multiplied by a fraction, the numerator of which is the number of full completed days in the bonus plan year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365). In addition, the Company shall continue, at the same cost to the Executive as existed as of the Effective Date, all health, welfare, and benefit plan participation for two (2) full years following employment
termination   provided  that  the  applicable  COBRA  health  insurance  benefit continuation period shall begin as of the Effective Date of Termination. The Company shall also provide the Executive with outplacement services not to exceed a cost of fifty thousand dollars ($50,000).

                                       6

                  a) Any unvested stock options or any outstanding restricted stock, excluding restricted stock grants issued under a performance based plan, that would become vested (that is, transferable and nonforfeitable) if the Executive remained an employee through the Term of this Agreement will become vested as of the date of the Executive's termination of employment. The Executive must satisfy the tax withholding requirements described in Section 10 with respect to the restricted stock.


      The Executive will be credited with age and service credit through the end of the Term of this Agreement for purposes of computing benefits under the Company's pension, medical and other benefit plans, and the Company will continue the executive's coverage under the company's benefit plans as if the executive remained employed through the end of the term of this agreement. Service credited to the executive for purposes of the company's pension plans pursuant to this subsection (ii) shall be in addition to any service credited to the executive pursuant to section 5(c). Notwithstanding the foregoing, if the company determines that giving such age and service credit or continued coverage could adversely affect the tax qualification or tax treatment of a benefit plan, or otherwise have adverse legal ramifications, the company may pay the executive a lump sum cash amount that reasonably approximates the after-tax value to the executive of such age and service credit and continued coverage through the end of the term of this agreement, in lieu of giving such credit and continued coverage.

      The Company thereafter shall have no further obligations under this Agreement.

      6.5. Termination For Cause. Nothing in this Agreement shall be construed to prevent the Company from terminating the Executive's employment under this Agreement for "Cause."

              "Cause" means the Executive's:

              (a) Willful and continued failure to perform substantially the Executive's duties with the Company after the Company delivers to the Executive written demand for substantial performance specifically identifying the manner in which the Executive has not substantially performed the Executive's duties;

              (b)    Conviction for a felony;

              (c) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or

              (d) Failure of the Employee to disclose to the CEO a conflict of interest, of which he knew or, with reasonable diligence, would have known, in connection with any transaction entered into on behalf of the Company.

                                       7

      For purposes of this Section 6.5, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon advice of counsel for the Company or CEO, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

      In the event this Agreement is terminated for Cause, the Company shall pay the Executive his Base Salary through the Effective Date of Termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Company thereafter shall have no further obligations under this Agreement.

      6.6. Termination for Good Reason. At any time during the term of this Agreement, the Executive may terminate this Agreement for Good Reason (as defined below) by giving the CEO of the Company thirty (30) calendar days' written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

      The Effective Date of Termination shall occur upon the expiration of the thirty (30) day notice period, and the Company shall pay and provide to the Executive the benefits set forth in this Section 6.6.

      Good Reason shall mean, without the Executive's express written consent, the occurrence of any one (1) or more of the following:

      (a) Assigning to the Executive duties inconsistent with the Executive's position (including status, offices, titles, and reporting requirements), authority, or responsibilities in effect on the Effective Date of this Agreement, or any other action by the Company which results in a diminution of the Executive's position, authority, duties, or responsibilities as constituted as of the Effective Date of this Agreement (excluding an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof if notice is given by Executive);

      (b)     Reducing the Executive's Base Salary;

      (c) Failing to maintain the Executive's participation in the Company's annual bonus and long-term incentive plan in a manner that is consistent with the Executive's position, authority, or responsibilities;

      (d) Failing to maintain the Executive's amount of benefits under, or relative level of participation in, the Company's employee benefit or retirement plans, perquisites, policies, practices, or arrangements in which the Executive participates as of the Effective Date of this Agreement;

      (e) Purportedly terminating the Executive's employment otherwise than as expressly permitted by this Agreement; or

                                       8

      (f) Failing to comply with and satisfy Section 9.1 hereof by requiring any successor to the Company to assume and agree to perform the Company's obligations hereunder.

      Upon the Effective Date of Termination, the Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Company without Cause, as specified in Section 6.4 herein. Said payment shall commence within thirty (30) calendar days following the Effective Date of Termination.

      The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

      The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

Article 7. Noncompetition and Confidentiality
      7.1. Noncompetition.  During the Employment Period and for a period of two
(2) years after the Effective Date of Termination, the Executive shall not: (a) directly or indirectly act in concert or conspire with any person employed by the Company in order to engage in or prepare to engage in or to have a financial or other interest in any business which is a Direct Competitor (as defined below); or (b) serve as an employee, agent, partner, shareholder, director, or consultant for, or in any other capacity participate, engage, or have a financial or other interest in, any business which is a Direct Competitor (provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Executive may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under
Section 12 of the Securities Exchange Act of 1934).

      For purposes of this Agreement, the term "Direct Competitor" is any business entity which: (a) through the Executive's efforts, induces the Company's employees to terminate employment for the purpose of being employed by such business entity; or (b) is engaged in the business of the Company and engages in Substantial Competition with the Company in one or more Metropolitan Statistical Areas ("MSAs") in which the Company has its operations, or in which, at the date the Executive's employment terminates, the Company is engaged in real estate site selection or has taken further steps toward the commencement of operations in the future, either alone or in association with another entity, and in which the Company collectively produced, or is projected to produce in the first year of operations, more than five million dollars ($5,000,000) of gross sales. A business will not be considered to be in "Substantial Competition" with the Company if: (i) the business or the operating unit of the business in which the Executive is employed or with which the Executive is associated (the "Business Unit") is not engaged in the retail sales and service of consumer electronics or (ii) if sales of the Business Unit's products or services in the retail sales and service of consumer electronics constitute less than ten percent (10%) of such Business Unit's sales; or (iii) if the sales of the Business Unit in the retail sales and service of consumer electronics do constitute more than ten percent (10%) of the sales of the Business Unit, but there is not significant geographic overlap between such Business Unit's and the Company's business locations.

                                       9

      In the event that the Executive's employment is terminated within two (2) years following a Change in Control (as defined in Section 8.2), under circumstances described in Section 8.3, the Executive shall not be bound by the provisions of this section.

      7.2. Confidentiality. The Company has advised the Executive and the Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. The Executive shall not at any time, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of the Executive's employment), nor use in any manner, either during the Employment Period or after the termination, for any reason, of the Employment Period, any Protected Information, or cause any such information of the Company to enter the public domain.

      For purposes of this Agreement, "Protected Information" means trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the Executive; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company, is not Protected Information.

      7.3. Acknowledgement of Covenants. The parties hereto acknowledge that the Executive's services are of a special, extraordinary, and intellectual character which gives him unique value, and that the business of the Company and its subsidiaries is highly competitive, and that violation of any of the covenants provided in this Section 7 would cause immediate, immeasurable, and irreparable harm, loss, and damage to the Company not adequately compensable by a monetary award. The Executive acknowledges that the time, geographical area, and scope of activity restrained by the provisions of this Section 7 are reasonable and do not impose a greater restraint than is necessary to protect the goodwill of the Company's business. The Executive further acknowledges that he and the Company have negotiated and bargained for the terms of this Agreement and that the Executive has received adequate consideration for entering into this Agreement. In the event of any such breach or threatened breach by the Executive of any one or more of such covenants, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive from violating the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of the Executive hereunder.

      7.4. Enforceability. If any court determines that the foregoing covenant, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, or for any other reason, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                                       10

Article 8. Change in Control
      8.1. Change in Control. This Article 8 shall not become effective, and the Company shall have no obligation hereunder, if the employment of the Executive with the Company shall terminate prior to a Change in Control (as defined in Section 8.2 below) of the Company.

      8.2. Definition of Change in Control. Change in Control of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

              (a) The acquisition by any individual, entity, or group (a "Person"), including a "person" within the meaning of
                     Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding an Affiliate (as defined below) of the Company, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15 percent (15%) or more of either: (i) the then outstanding shares of common stock of the Circuit City Group (the "Outstanding Common Stock"); or
                     (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding an acquisition resulting from the exercise of an option, conversion right, or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 8.2;

              (b) Individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

              (c) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of,

                                      11

                     respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may
                     be) will beneficially own, directly or indirectly, twenty-five percent (25%)or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

              (d)    The  consummation  of  a  plan  of  complete   liquidation,
                     dissolution, or sale of substantially all the assets of the Company.

      For purposes of this Article 8, "Affiliate" shall mean with reference to a specified Person, any Person that directly or indirectly through one (1) or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used in respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                                       12

      8.3. Change-in-Control Severance Benefits. If at any time during the term of this Agreement there is a Change in Control of the Company and the Executive's employment is terminated for any reason other than death, Disability, Retirement, Voluntary Termination (other than for Good Reason), or Cause within two (2) years following the Change in Control [or the Executive voluntarily terminates for any reason in the thirteenth month following a Change in Control of the Company], the Company shall provide to the Executive the following:

              (a) Base Salary and all other benefits due him as if he had remained an employee pursuant to Article 4 through the remainder of the month in which the termination occurs, less applicable withholding taxes and other authorized payroll deductions;

              (b) The amount equal to a pro rata share of target Annual Bonus for the calendar year in which the Effective Date of Termination occurs (the calculation by which the Annual Bonus is multiplied by a fraction, the numerator of which is the number of full completed days in the bonus plan year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365);

              (c) A lump-sum severance allowance in an amount which is equal to the product of three (3) times both the Executive's Base Salary at the rate in effect immediately prior to the termination and the Executive's target Annual Bonus established for the fiscal year in which the Executive's termination of employment occurs;

              (d) Continuation at the same cost to the Executive as existed as of the Effective Date, of all health, welfare, and benefit plan participation for three (3) full years following employment termination, provided that the applicable COBRA health insurance benefit continuation period shall begin as of the Effective Date of Termination;

              (e) Provision of outplacement services for the Executive not to exceed a cost of fifty thousand dollars ($50,000); and

              (f) A lump-sum payment equal to the three (3) year costs of perquisites outlined in Section 4.6 above.

      8.4. Excise Tax Equalization Payment. In the event that the Executive becomes entitled to severance benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar excise tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment"), such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any federal, state, and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 8.4 (including FICA and FUTA), shall be equal to the Total Payments. The Company shall make such payment to the Executive as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

                                       13

      For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Effective Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

      The Company's Compensation Committee shall determine, based upon the advice of the Company's independent certified public accountants, whether any payments or benefits hereunder are subject to the Excise Tax.

      8.5. Subsequent Recalculation. In the event the Internal Revenue Service adjusts the computation of the Company under Section 8.4 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Compensation Committee.

Article 9. Assignment
      9.1. Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

      Failure of the Company to obtain the agreement of any successor to be bound by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement, and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of a termination of employment for Good Reason as provided in Section 8.3 herein. Except as herein provided, the Company may not otherwise assign this Agreement.

      9.2. Assignment by Executive. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

                                       14

Article 10. Dispute Resolution and Notice
      10.1. Issue Resolution. Any disagreement between you and the Company concerning anything covered by this Agreement or concerning other terms or conditions of your employment or the termination of your employment will be settled by final and binding arbitration pursuant to the Company's Associate Issue Resolution Program. The Dispute Resolution Agreement and the Dispute Resolution Rules and Procedures are incorporated herein by reference as if set forth in full in this Agreement. The decision of the arbitrator will be final and binding on both you and the Company and may be enforced in a court of appropriate jurisdiction.

      10.2. Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

Article 11. Miscellaneous
      11.1. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto. Without limiting the generality of the foregoing sentence, this Agreement completely supersedes any and all prior employment agreements entered into by and between the Company and the Executive, and all amendments thereto, in their entirety.

      11.2. Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

      11.3. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

      11.4. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      11.5. Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

      11.6. Beneficiaries. The Executive may designate one (1) or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such

                                       15

designation must be in the form of a signed writing acceptable to the CEO. The Executive may make or change such designation at any time.

      11.7. Payment Obligation Absolute. The Company's obligation to make the payments and the arrangement provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the
Executive  or  from  whomsoever  may  be  entitled  thereto,   for  any  reasons
whatsoever.

      The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement; provided, however, that continued health, welfare, and benefit plan participation pursuant to Section
6.4 or Section 8.3 herein shall be discontinued in the event the Executive becomes eligible to receive substantially similar benefits from a successor employer.

      11.8. Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

Article 12. Governing Law
      To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to Virginia's choice of law statutes or decisions.

      IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the Effective Date.

      Circuit City Stores, Inc.               Executive: Kim Maguire

      By:  /s/Michael T. Chalifoux            /s/Kim Magure
           ---------------------------        ----------------------------------



       Attest:
              --------------------------------------

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